Exhibit 16.1

May 12, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Southwall Technologies Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Southwall Technologies Inc. dated May 11, 2010. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.